Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of 7.625% Series A Cumulative Redeemable
Preferred Stock
of
MPG OFFICE TRUST, INC.
at
$25.00 Net Per Share
by
BROOKFIELD DTLA INC.,
a wholly-owned subsidiary
of
BROOKFIELD OFFICE PROPERTIES INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JULY 12, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

To Our Clients:	June 14, 2013

Enclosed for your consideration is an Offer to Purchase dated June 14, 2013 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Brookfield DTLA Inc. (“DTLA Inc.”), a Delaware corporation and a direct wholly-owned subsidiary of Brookfield Office Properties Inc., a corporation under the laws of Canada (“BPO”), to purchase all of the outstanding shares of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (each a “Share” and collectively, the “Shares” or the “MPG Preferred Stock”) of MPG Office Trust, Inc., a Maryland corporation (“MPG”), at a purchase price of $25.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase. Prior to the consummation of the Offer, DTLA Inc. intends to assign all its rights and obligations with respect to the Offer to a newly-formed Maryland corporation (the “Maryland Purchaser”) formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed entity to be directly owned by Brookfield DTLA Holdings LLC, a Delaware limited liability company (which was converted from a Delaware limited partnership on May 10, 2013). Any assignment by DTLA Inc. of its rights and obligations to the Maryland Purchaser to purchase Shares under the Offer will not relieve DTLA Inc. of any of its obligations to the holders of Shares who have tendered their Shares in the Offer. As used herein, references to “Offeror” mean DTLA Inc. and/or the Maryland Purchaser, as applicable.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offered by Offeror is $25.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase (the “Offer Price”).
2.	The Offer is being made for all outstanding Shares.

3.	The Board of Directors of MPG is required by law to communicate its views regarding the Offer to holders of the MPG Preferred Stock in a Schedule 14D-9 to be filed with the U.S. Securities and Exchange Commission within 10 business days from the date the Offer is commenced. Under the terms of the Merger Agreement, the Company has agreed that it may take no position with respect to the Offer, but will not make a recommendation against the Offer in the Schedule 14D-9. To date, the Company has not advised us whether it intends to express an opinion as to whether holders of Company Preferred Stock should accept or reject the Offer or otherwise make a recommendation with respect to the Offer in the Schedule 14D-9.
4.	Pursuant to the Merger Agreement (as defined in the Offer) and subject to the terms and conditions set forth therein, among other things, MPG will be merged with and into Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), with REIT Merger Sub as the surviving entity (the “REIT Merger”) and, immediately after the effective time of the REIT Merger, Brookfield DTLA Fund Properties LLC (“Partnership Merger Sub”), a Maryland limited liability company and a direct wholly-owned subsidiary of REIT Merger Sub will be merged with and into MPG Office, L.P., a Maryland limited partnership (the “Partnership”), with the Partnership as the surviving entity (the “Partnership Merger” and together with the REIT Merger, the “Mergers”). Unless the Offer is terminated, the Mergers will occur subsequent to the consummation of the Offer. Pursuant to the Merger Agreement, by virtue of the REIT Merger, each share of MPG Preferred Stock issued and outstanding immediately prior to the effective time of the REIT Merger will automatically, and without a vote by the holders of MPG Preferred Stock, be converted into, and canceled in exchange for, one share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sub REIT (the “Sub REIT Preferred Shares”), which will have rights, terms and conditions that are substantially the same as those of MPG Preferred Stock. All references to this Offer to Purchase, the Letter of Transmittal and the Offer include any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, respectively. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Shares.
5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF JULY 12, 2013 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY OFFEROR OR IF EARLIER TERMINATED. IF THE OFFER IS EXTENDED BY OFFEROR, “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE AT WHICH THE OFFER, AS SO EXTENDED BY OFFEROR, WILL EXPIRE.
6.	The Offer is not conditioned upon the receipt of financing or upon any minimum number of Shares being tendered. Offeror’s obligation to accept and pay for Shares validly tendered pursuant to the Offer is conditioned upon the satisfaction or waiver of the conditions set forth in Section 15 of the Offer to Purchase, “Conditions of the Offer”, including, among other things, (i) the approval of the REIT Merger by holders of common stock, par value $0.01 per share, of MPG (“MPG Common Stock”) entitled to cast at least two-thirds of all votes entitled to be cast by the holders of all outstanding shares of MPG Common Stock and (2) MPG having completed the sale of the properties commonly known as US Bank Tower and Westlawn Garage located at 633 West Fifth Street, Los Angeles, California in accordance with the terms of the Merger Agreement. See “THE OFFER — Section 15 — Conditions of the Offer” in the Offer to Purchase.
7.	Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or MacKenzie Partners, Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Offeror in the Offer. However, U.S. federal income tax backup withholding tax at the applicable rate (currently 28%) may be required unless an exemption applies and is properly demonstrated to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (a) Share certificates (or a timely book-entry confirmation), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or book-entry confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY OFFEROR, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Offeror may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

Instructions with respect to the
Offer to Purchase for Cash
All Outstanding Shares of 7.625% Series A Cumulative Redeemable
Preferred Stock
of
MPG OFFICE TRUST, INC.
by
BROOKFIELD DTLA INC.,
a wholly-owned subsidiary
of

BROOKFIELD OFFICE PROPERTIES INC.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated June 14, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (each a “Share” and collectively, the “Shares”) of MPG Office Trust, Inc., a Maryland corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares

(Signature(s))

Please type or Print Name(s)

Please type or Print Name(s)

Area Code and Telephone Number

Taxpayer Identification Number or Social Security Number
Dated:
(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.